Exhibit 99.1

F O R I M M E D I A T E R E L E A S E
October 18, 2006 For more information contact: Scott Estes - (419) 247-2800 Mike Crabtree - (419) 247-2800

Health Care REIT, Inc.
Reports Third Quarter Results

Toledo, Ohio, October 18, 2006........Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its third quarter ended September 30, 2006.

Third Quarter Highlights.
•
Announced merger agreement with Windrose Medical Properties Trust to further diversify and expand our health care real estate portfolio with over 550 properties and approximately $4 billion in gross real estate investments

•	Completed net new investments totaling $163.3 million for the quarter and $330.4 million year-to-date
•	Increased 2006 FAD guidance to $3.04-$3.06 per diluted share from $2.95-$3.03 per diluted share
•	Expanded and extended existing unsecured line of credit to $700 million
•	Increased portfolio payment coverage to 1.95x from 1.93x in the prior quarter

Key Performance Indicators.

	Quarter	Quarter		Year	Year
	Ended	Ended	Percentage	To Date	To Date	Percentage
	9/30/06	9/30/05	Change	9/30/06	9/30/05	Change
Net Income Available to Common
Stockholders per Diluted Share	$0.34	$0.37	-8%	$1.04	$0.67	55%
FFO per Diluted Share	$0.73	$0.77	-5%	$2.18	$1.85	18%
FFO per Diluted Share - Adjusted (1)	$0.73	$0.77	-5%	$2.18	$2.19	0%
FAD per Diluted Share	$0.75	$0.77	-3%	$2.34	$1.77	32%
FAD per Diluted Share - Adjusted (1)	$0.75	$0.77	-3%	$2.34	$2.12	10%
Common Dividends per Share	$0.64	$0.62	3%	$1.90	$1.84	3%
FFO Payout Ratio	88%	81%		87%	99%
FFO Payout Ratio - Adjusted (1)	88%	81%		87%	84%
FAD Payout Ratio	85%	81%		81%	104%
FAD Payout Ratio - Adjusted (1)	85%	81%		81%	87%
(1) Adjusted for loss on extinguishment of debt in 2Q05.

3Q06 Earnings Discussion. The third quarter 2006 reported net income available to common stockholders of $0.34 per diluted share includes $108,000 of gains on sales of real property. FAD for third quarter 2006 was higher than FFO by $1.4 million ($0.02 per diluted share) due to cash rental receipts in excess of gross straight-line rental income. Please see Exhibits 13 and 14 for reconciliations of net income available to common stockholders to FAD and FFO. The following table summarizes the items impacting FFO and FAD:

3Q06 Earnings Release	October 18, 2006

3Q06 FFO and FAD.

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	9/30/06	9/30/05	Percentage	9/30/06	9/30/05	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$0.73	$0.77	-5%	$0.75	$0.77	-3%
Included items:
Cash receipts - prepaid/straight-line rent				$0.05	$0.05
Per Diluted Share - Normalized				$0.70	$0.72	-3%

2006 Earnings Discussion. The reported net income available to common stockholders of $1.04 per diluted share for the nine months ended September 30, 2006 includes $2.6 million ($0.04 per diluted share) of gains on sales of real property. The 2005 net income available to common stockholders of $0.67 per diluted share included $18.4 million ($0.34 per diluted share) of loss on extinguishment of debt. FAD for 2006 was higher than FFO by $9.8 million ($0.16 per diluted share) due to cash rental receipts in excess of gross straight-line rental income. Please see Exhibits 13 and 14 for reconciliations of net income available to common stockholders to FAD and FFO. The following table summarizes the items impacting FFO and FAD:

	Year	Year		Year	Year
	To Date	To Date		To Date	To Date
	9/30/06	9/30/05	Percentage	9/30/06	9/30/05	Percentage
	FFO	FFO	Change	FAD	FAD	Change
Per Diluted Share	$2.18	$1.85	18%	$2.34	$1.77	32%
Debt extinguishment charges, net		$0.34			$0.34
Per Diluted Share - Adjusted	$2.18	$2.19	0%	$2.34	$2.12	10%
Included items:
Cash receipts - prepaid/straight-line rent				$0.27	$0.11
Per Diluted Share - Normalized				$2.07	$2.00	4%

Dividends for Third Quarter 2006. As previously announced, the Board of Directors declared a dividend for the quarter ended September 30, 2006 of $0.64 per share as compared to $0.62 per share for the same period in 2005. The dividend represents the 142nd consecutive dividend payment. The dividend will be payable November 20, 2006 to stockholders of record on October 31, 2006.

Development Initiative. The company currently expects to fund $175 million for development during 2006 comprised of $150 million on existing projects and an additional $25 million from projects which have yet to commence. The $150 million of expected funding from existing projects is comprised of $107 million funded during the nine months ended September 30, 2006 and $43 million expected to be funded during the fourth quarter of 2006. The information contained in Exhibit 8 relates only to development projects for which initial funding has commenced as of September 30, 2006, and does not include any additional development projects which may commence later in 2006.

Outlook for 2006. The company is revising its gross investment guidance to a range of $525 to $575 million from $525 to $600 million for 2006. Gross investments are comprised of $350 to $400 million of acquisitions and advances on existing assets and $175 million of funded new development. The company expects $150 million of dispositions, resulting in net investments of $375 to $425 million. The company is refining its 2006 guidance for net income available to common stockholders to a range of $1.38 to $1.40 per diluted share from a range of $1.34 to $1.42 per diluted share. The company is refining its 2006 FFO guidance to a range of $2.91 to $2.93 per diluted share from a range of $2.88 to $2.96 per diluted share. The company is increasing its 2006 FAD guidance to a range of $3.04 to $3.06 per diluted share from a range of $2.95 to $3.03 per diluted share primarily due to the cash receipts of $3.3 million during the third quarter of 2006.

3Q06 Earnings Release	October 18, 2006

The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments outside the normal monthly rental payments. Please see Exhibit 15 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.

Windrose Merger Update. The company and Windrose Medical Properties Trust are working towards successfully closing the transaction and integrating the two companies. Management continues to anticipate that the merger will close on or around year-end 2006.

Conference Call Information. The company has scheduled a conference call on October 19, 2006 at 9:00 a.m. Eastern time to discuss its third quarter and year-to-date results, industry trends, portfolio performance and outlook for 2006. Telephone access will be available by dialing 800-811-0667 or 913-981-4901 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 2, 2006. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 2816324. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.

Supplemental Reporting Measures. The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the net straight-line rental adjustments.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.

In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the prior year loss on extinguishment of debt which may not be added back to net income in the calculation of FFO, FAD or EBITDA. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt for enhanced clarity.

3Q06 Earnings Release	October 18, 2006

FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 12, 13 and 14 for reconciliations of EBITDA, FAD and FFO to net income.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care and senior housing properties. At September 30, 2006, the company had investments in 477 facilities in 37 states with 58 operators and had total assets of approximately $3.2 billion. The portfolio included 39 independent living/continuing care retirement communities, 204 assisted living facilities, 220 skilled nursing facilities and 14 specialty care facilities. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its ability to enter into agreements with new viable tenants for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to reinvest sale proceeds at similar rates to assets sold; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability claims and insurance costs for operators; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; delays in reinvestment of sale proceeds; changes in rules or practices governing the company’s financial reporting; and structure related factors, including real estate investment trust qualification, anti-takeover provisions and key management personnel. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW
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3Q06 Earnings Release	October 18, 2006

HEALTH CARE REIT, INC.
Financial Supplement

CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)
	September 30
	2006	2005
Assets
Real estate investments:
Real property owned
Land	$276,480	$225,604
Buildings & improvements	2,815,206	2,373,762
Real property held for sale, net of accumulated depreciation	27,678	52,167
Construction in progress	98,675	1,135
	3,218,039	2,652,668
Less accumulated depreciation	(332,925)	(265,478)
Total real property owned	2,885,114	2,387,190

Loans receivable	216,870	235,259
Less allowance for losses on loans receivable	(7,156)	(6,161)
	209,714	229,098
Net real estate investments	3,094,828	2,616,288

Other assets:
Equity investments	5,070	3,298
Deferred loan expenses	12,309	8,781
Cash and cash equivalents	15,490	27,119
Receivables and other assets	73,132	81,412
	106,001	120,610

Total assets	$3,200,829	$2,736,898

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$276,000	$304,000
Senior unsecured notes	1,196,897	894,830
Secured debt	130,405	174,324
Accrued expenses and other liabilities	50,558	44,048
Total liabilities	1,653,860	1,417,202

Stockholders’ equity:
Preferred stock	276,875	276,989
Common stock	63,005	54,534
Capital in excess of par value	1,469,491	1,191,240
Treasury stock	(2,714)	(1,766)
Cumulative net income	909,894	798,183
Cumulative dividends	(1,171,302)	(999,737)
Accumulated other
comprehensive income	0	1
Other equity	1,720	252
Total stockholders’ equity	1,546,969	1,319,696

Total liabilities and stockholders’ equity	$3,200,829	$2,736,898

3Q06 Earnings Release	October 18, 2006

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Revenues:
Rental income	$75,290	$64,516	$220,002	$180,960
Interest income	4,436	4,997	13,178	15,249
Transaction fees and other income	1,019	773	3,049	2,742
Gross revenues	80,745	70,286	236,229	198,951

Expenses:
Interest expense	24,007	20,477	70,587	57,707
Provision for depreciation	24,094	19,915	70,256	56,879
General and administrative	5,223	4,640	16,517	12,993
Loan expense	782	673	2,199	2,209
Loss on extinguishment of debt	0	0	0	18,448
Provision for loan losses	250	300	750	900
Total expenses	54,356	46,005	160,309	149,136

Income from continuing operations	26,389	24,281	75,920	49,815

Discontinued operations:
Gain (loss) on sales of properties	108	0	2,590	(134)
Income from discontinued
operations, net	316	1,016	1,281	2,685
	424	1,016	3,871	2,551

Net income	26,813	25,297	79,791	52,366

Preferred dividends	5,333	5,389	15,998	16,261

Net income (loss) available to
common stockholders	$21,480	$19,908	$63,793	$36,105

Average number of common shares
outstanding:
Basic	62,524	54,038	60,766	53,498
Diluted	62,866	54,359	61,102	53,867

Net income (loss) available to
common stockholders per share:
Basic	$0.34	$0.37	$1.05	$0.67
Diluted	0.34	0.37	1.04	0.67

Common dividends per share	$0.64	$0.62	$1.90	$1.84

3Q06 Earnings Release	October 18, 2006

HEALTH CARE REIT, INC.
Financial Supplement - September 30, 2006

Portfolio Composition				Exhibit 1
($000’s except Investment per Bed/Unit)

Balance Sheet Data	# Properties	# Beds/Units	Balance	% Balance
Real Property	456	47,040	$2,885,114	93%
Loans Receivable (1)	21	2,127	216,870	7%
Totals	477	49,167	$3,101,984	100%

Investment Balances	# Properties	# Beds/Units	Investment (2)	% Investment
Independent/CCRCs	39	5,224	$488,863	16%
Assisted Living Facilities	204	12,615	996,318	32%
Skilled Nursing Facilities	220	30,063	1,413,508	46%
Specialty Care Facilities	14	1,265	205,745	6%
Totals	477	49,167	$3,104,434	100%

			Committed	Investment
Committed Investments	# Properties	# Beds/Units	Balance (3)	per Bed/Unit
Independent/CCRCs	39	5,224	$588,940	$112,737
Assisted Living Facilities	204	12,615	1,116,176	88,480
Skilled Nursing Facilities	220	30,063	1,432,850	47,662
Specialty Care Facilities	14	1,265	231,580	183,067
Totals	477	49,167	$3,369,546	-na-

Notes:	(1)	Includes $10,979,000 of loans on non-accrual.
	(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $3,101,984,000 and $2,450,000, respectively.
	(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data						Exhibit 2

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees
Independent/CCRCs	90%	98%	1%	1%	1.47x	1.25x
Assisted Living Facilities	88%	82%	0%	18%	1.51x	1.30x
Skilled Nursing Facilities	86%	18%	16%	66%	2.16x	1.55x
Specialty Care Facilities	70%	20%	58%	22%	3.18x	2.65x

			Weighted Averages		1.95x	1.53x

Notes: Data as of June 30, 2006.

3Q06 Earnings Release	October 18, 2006

Investment Concentrations ($000’s)			Exhibit 3

Concentration by Operator	# Properties	Investment	% Investment
Emeritus Corporation	50	$356,023	11%
Brookdale Senior Living Inc.	87	286,392	9%
Home Quality Management, Inc.	37	246,979	8%
Life Care Centers of America, Inc.	26	230,698	7%
Merrill Gardens L.L.C.	13	200,231	6%
Remaining operators (53)	264	1,784,111	59%
Totals	477	$3,104,434	100%

Concentration by Region	# Properties	Investment	% Investment
South	285	$1,572,043	51%
Northeast	61	482,485	16%
West	65	517,293	17%
Midwest	66	532,613	16%
Totals	477	$3,104,434	100%

Concentration by State	# Properties	Investment	% Investment
Florida	67	$478,422	15%
Massachusetts	35	328,127	11%
Ohio	31	254,753	8%
Texas	56	240,962	8%
North Carolina	43	199,186	6%
Remaining States (32)	245	1,602,984	52%
Totals	477	$3,104,434	100%

Revenue Composition ($000’s)				Exhibit 4
	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
Revenue by Investment Type (1)
Real Property	$77,058	94%	$226,609	94%
Loans Receivable	4,702	6%	13,574	6%
Totals	$81,760	100%	$240,183	100%

Revenue by Facility Type (1)
Independent/CCRCs	$10,273	13%	$29,756	12%
Assisted Living Facilities	28,470	35%	85,271	36%
Skilled Nursing Facilities	38,194	47%	111,262	46%
Specialty Care Facilities	4,823	5%	13,894	6%
Totals	$81,760	100%	$240,183	100%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations.

3Q06 Earnings Release	October 18, 2006

Revenue Maturities ($000’s)				Exhibit 5

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total
2006	$3,603	$211	$3,814	1%
2007	0	1,324	1,324	0%
2008	0	2,737	2,737	1%
2009	906	2,347	3,253	1%
2010	1,089	2,704	3,793	1%
Thereafter	301,648	9,302	310,950	96%
Totals	$307,246	$18,625	$325,871	100%

Notes: (1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)				Exhibit 6

Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt	Total
2006	$0	$0	$787	$787
2007	40,000	52,500	15,074	107,574
2008	0	42,330	10,289	52,619
2009	700,000	0	33,807	733,807
2010	0	0	8,733	8,733
2011	0	0	20,472	20,472
2012	0	250,000	14,851	264,851
Thereafter	0	850,000	26,392	876,392
Totals	$740,000	$1,194,830	$130,405	$2,065,235

Notes:	(1)	Reflected at 100% capacity.
	(2)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

3Q06 Earnings Release	October 18, 2006

Investment Activity ($000’s)				Exhibit 7

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
Funding by Investment Type
Real Property	$115,015	65%	$319,270	81%
Loans Receivable	60,765	35%	76,544	19%
Total	$175,780	100%	$395,814	100%

Funding by Facility Type
Independent/CCRCs	$37,657	21%	$73,435	19%
Assisted Living Facilities	20,046	11%	90,872	23%
Skilled Nursing Facilities	101,036	57%	210,746	53%
Specialty Care Facilities	17,041	11%	20,761	5%
Total	$175,780	100%	$395,814	100%

Development Activity ($000’s)						Exhibit 8

Facility Type	Balance at December 31, 2005	2006 YTD Fundings	2006 YTD Conversions	Balance at September 30, 2006	Committed Balances
Independent/CCRCs	$1,202	$32,550	$(1,751)	$32,001	$132,078
Assisted Living Facilities	1,793	53,478	(3,972)	51,299	171,157
Skilled Nursing Facilities	911	15,519	(6,370)	10,060	29,402
Specialty Care Facilities	0	5,315	0	5,315	31,150
Totals	$3,906	$106,862	$(12,093)	$98,675	$363,787

Development Funding Projections ($000's)
			Projected Future Fundings
			2006	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	7	588	$16,950	$83,127	$100,077
Assisted Living Facilities	16	1,177	17,729	102,129	119,858
Skilled Nursing Facilities	4	365	3,351	15,991	19,342
Specialty Care Facilities	2	110	5,350	20,485	25,835
Totals	29	2,240	$43,380	$221,732	$265,112

Project Conversion Projections ($000's)

	2006 Quarterly Projections		Annual Projections
Quarter	Amount	Projected Average Initial Yields (1)	Year	Amount	Projected Average Initial Yields (1)
1Q06 actual	$0	n/a	2006 projected	$14,961	9.12%
2Q06 actual	0	n/a	2007 projected	146,363	9.11%
3Q06 actual	12,093	9.14%	2008 projected	137,339	9.59%
4Q06 projected	2,868	9.00%	Thereafter	77,217	8.89%
Totals	$14,961	9.12%	Totals	$375,880	9.24%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest.
	(1)	Actual initial yields may be higher if the underlying market rates increase.

3Q06 Earnings Release	October 18, 2006

Disposition Activity ($000's)	Exhibit 9

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
Dispositions by Investment Type
Real Property	$3,702	30%	$35,366	54%
Loans Receivable	8,806	70%	30,046	46%
Totals	$12,508	100%	$65,412	100%

Dispositions by Facility Type
Assisted Living Facilities		0%	$25,487	39%
Skilled Nursing Facilities	$8,702	70%	29,162	45%
Specialty Care Facilities	3,806	30%	10,763	16%
Totals	$12,508	100%	$65,412	100%

Discontinued Operations ($000’s)	Exhibit 10

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Revenues
Rental income	$1,015	$4,314	$3,954	$12,827

Expenses
Interest expense	267	1,147	1,012	3,548
Provision for depreciation	432	2,151	1,661	6,594

Income (loss) from discontinued
operations, net	$316	$1,016	$1,281	$2,685

Exhibit 11

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$276,000	9%	Debt/Total Book Cap		51%
Long-Term Debt Obligations	1,327,302	42%	Debt/Undepreciated Book Cap		46%
Stockholders’ Equity	1,546,969	49%	Debt/Total Market Cap		36%
Total Book Capitalization	$3,150,271	100%
			Interest Coverage	2.98x	3rd Qtr.
Common Shares Outstanding (000's)	63,067			3.04x	YTD
Period-End Share Price	$40.01		Interest Coverage	3.00x	3rd Qtr.
Common Stock Market Value	$2,523,311	57%	- adjusted	3.10x	YTD
Preferred Stock	276,875	7%	Fixed Charge Coverage	2.41x	3rd Qtr.
Borrowings Under Bank Lines	276,000	6%		2.44x	YTD
Long-Term Debt Obligations	1,327,302	30%	Fixed Charge Coverage	2.42x	3rd Qtr.
Total Market Capitalization	$4,403,488	100%	- adjusted	2.49x	YTD

3Q06 Earnings Release	October 18, 2006

EBITDA Reconciliation ($000’s)	Exhibit 12

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Net income	$26,813	$25,297	$79,791	$52,366
Interest expense (1)	24,274	21,624	71,599	61,255
Tax expense	70	1	82	220
Provision for depreciation (1)	24,526	22,066	71,917	63,473
Amortization	781	594	2,199	3,318
EBITDA	76,464	69,582	225,588	180,632
Stock-based compensation expense	192	317	3,543	949
Provision for loan losses	250	300	750	900
Loss on extinguishment of debt, net	0	0	0	18,448
EBITDA - adjusted	$76,906	$70,199	$229,881	$200,929

Interest Coverage Ratio
Interest expense (1)	$24,274	$21,624	$71,599	$61,255
Capitalized interest	1,384	12	2,494	626
Total interest	25,658	21,636	74,093	61,881
EBITDA	$76,464	$69,582	$225,588	$180,632
Interest coverage ratio	2.98x	3.22x	3.04x	2.92x

EBITDA - adjusted	$76,906	$70,199	$229,881	$200,929
Interest coverage ratio - adjusted	3.00x	3.24x	3.10x	3.25x

Fixed Charge Coverage Ratio
Total interest (1)	$25,658	$21,636	$74,093	$61,881
Secured debt principal amortization	773	699	2,184	2,042
Preferred dividends	5,333	5,389	15,998	16,261
Total fixed charges	31,764	27,724	92,275	80,184
EBITDA	$76,464	$69,582	$225,588	$180,632
Fixed charge coverage ratio	2.41x	2.51x	2.44x	2.25x

EBITDA - adjusted	$76,906	$70,199	$229,881	$200,929
Fixed charge coverage ratio - adjusted	2.42x	2.53x	2.49x	2.51x

Notes: (1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

3Q06 Earnings Release	October 18, 2006

Funds Available For Distribution Reconciliation (Amounts in 000’s except per share data)	Exhibit 13

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Net income (loss) available to
common stockholders	$21,480	$19,908	$63,793	$36,105
Provision for depreciation (1)	24,526	22,066	71,917	63,473
Loss (gain) on sales of properties	(108)	0	(2,590)	134
Gross straight-line rental income	(1,904)	(2,950)	(6,520)	(10,193)
Prepaid/straight-line rent receipts	3,256	2,832	16,276	6,044
Funds available for distribution	47,250	41,856	142,876	95,563
Loss on extinguishment of debt, net	0	0	0	18,448
Funds available for distribution - adjusted	47,250	41,856	142,876	114,011
Prepaid/straight-line rent receipts	(3,256)	(2,832)	(16,276)	(6,044)
Funds available for distribution - normalized	$43,994	$39,024	$126,600	$107,967

Average common shares outstanding:
Basic	62,524	54,038	60,766	53,498
Diluted	62,866	54,359	61,102	53,867

Per share data:
Net income (loss) available to common stockholders
Basic	$0.34	$0.37	$1.05	$0.67
Diluted	0.34	0.37	1.04	0.67

Funds available for distribution
Basic	$0.76	$0.77	$2.35	$1.79
Diluted	0.75	0.77	2.34	1.77

Funds available for distribution - adjusted
Basic	$0.76	$0.77	$2.35	$2.13
Diluted	0.75	0.77	2.34	2.12

Funds available for distribution - normalized
Basic	$0.70	$0.72	$2.08	$2.02
Diluted	0.70	0.72	2.07	2.00

FAD Payout Ratio
Dividends per share	$0.64	$0.62	$1.90	$1.84
FAD per diluted share	$0.75	$0.77	$2.34	$1.77
FAD payout ratio	85%	81%	81%	104%

FAD Payout Ratio - Adjusted
Dividends per share	$0.64	$0.62	$1.90	$1.84
FAD per diluted share - adjusted	$0.75	$0.77	$2.34	$2.12
FAD payout ratio - adjusted	85%	81%	81%	87%

FAD Payout Ratio - Normalized
Dividends per share	$0.64	$0.62	$1.90	$1.84
FAD per diluted share - normalized	$0.70	$0.72	$2.07	$2.00
FAD payout ratio - normalized	91%	86%	92%	92%

Notes: (1)	Provision for depreciation includes provision for depreciation from discontinued operations.

3Q06 Earnings Release	October 18, 2006

Funds From Operations Reconciliation (Amounts in 000’s except per share data)	Exhibit 14

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Net income (loss) available to
common stockholders	$21,480	$19,908	$63,793	$36,105
Provision for depreciation (1)	24,526	22,066	71,917	63,473
Loss (gain) on sales of properties	(108)	0	(2,590)	134
Funds from operations	45,898	41,974	133,120	99,712
Loss on extinguishment of debt, net	0	0	0	18,448
Funds from operations - adjusted	$45,898	$41,974	$133,120	$118,160

Average common shares outstanding:
Basic	62,524	54,038	60,766	53,498
Diluted	62,866	54,359	61,102	53,867

Per share data:
Net income (loss) available to common stockholders
Basic	$0.34	$0.37	$1.05	$0.67
Diluted	0.34	0.37	1.04	0.67

Funds from operations
Basic	$0.73	$0.78	$2.19	$1.86
Diluted	0.73	0.77	2.18	1.85

Funds from operations - adjusted
Basic	$0.73	$0.78	$2.19	$2.21
Diluted	0.73	0.77	2.18	2.19

FFO Payout Ratio
Dividends per share	$0.64	$0.62	$1.90	$1.84
FFO per diluted share	$0.73	$0.77	$2.18	$1.85
FFO payout ratio	88%	81%	87%	99%

FFO Payout Ratio - Adjusted
Dividends per share	$0.64	$0.62	$1.90	$1.84
FFO per diluted share - adjusted	$0.73	$0.77	$2.18	$2.19
FFO payout ratio - adjusted	88%	81%	87%	84%

Notes: (1)	Provision for depreciation includes provision for depreciation from discontinued operations.

3Q06 Earnings Release	October 18, 2006

Outlook Reconciliation (Amounts in 000’s except per share data)	Exhibit 15

	Current Outlook Year Ended December 31, 2006		Prior Outlook Year Ended December 31, 2006
	Low	High	Low	High

Net income available to
common stockholders	$85,740	$86,990	$83,292	$88,192
Loss (gain) on sales
of properties	(2,590)	(2,590)	(2,482)	(2,482)
Provision for depreciation (1)	97,500	97,500	97,500	97,500
Funds from operations	180,650	181,900	178,310	183,210
Rental income less than (in
excess of ) cash received	7,700	7,700	4,500	4,500
Funds available for
distribution	$188,350	$189,600	$182,810	$187,710

Average common shares
outstanding (diluted)	62,000	62,000	62,000	62,000

Per share data (diluted):
Net income available to
common stockholders	$1.38	$1.40	$1.34	$1.42
Funds from operations	2.91	2.93	2.88	2.96
Funds available for
distribution	3.04	3.06	2.95	3.03

Notes: (1)	Provision for depreciation includes provision for depreciation from discontinued operations.